UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018 (April 18, 2018)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 98001
(Address of principal executive offices)

(212) 521-4052
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 3, 1847 Neese, Inc. (“1847 Neese”) a subsidiary of 1847 Holdings LLC (the “Company”), and Neese, Inc., an Iowa corporation (“Neese” and together with 1847 Neese, the “Lessee”) entered into a capital lease transaction with Utica Leaseco, LLC (the “Lessor”), pursuant to which, the Lessor loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. The initial term of the master lease agreement (collectively with all riders and equipment schedules and other documentation executed in connection with the capital lease transaction, the “Master Lease Agreement”) was for 51 months. Under the Master Lease Agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first three (3) months, with such amount increasing to $85,321.63 for the remaining forty-eight (48) months.

As previously reported, on June 14, 2017, the parties entered into a first amendment to lease documents, pursuant to which the parties agreed to, among other things, extend the term of the Master Lease Agreement from 51 months to 57 months and amend the payments due thereunder. Under the amendment, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,321.63 for the remaining forty-seven (47) months. In connection with the extension of the term of the Master Lease Agreement, the parties also amended the schedule of stipulated loss values and early termination payment schedule attached thereto. In connection with the amendment, the Lessee agreed to pay the Lessor an amendment fee of $2,500.

As previously reported, on October 31, 2017, the Lessee and the Lessor entered into a second equipment schedule to the Master Lease Agreement, pursuant to which the Lessor loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

If any rent is not received by the Lessor within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay the Lessor a charge equal to five percent (5%) of the amount of such payment. In connection with the Master Lease Agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by the Lessor, including all property of every description, in the custody of or in transit to the Lessor for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

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On April 18, 2018, the Lessor, 1847 Neese, Neese, and Ellery W. Roberts, as guarantor under the Master Lease Agreement, entered into a forbearance agreement, relating to the non-payment of certain rent payments due under the Master Lease Agreement for the months of March 2018 and April 2018. Pursuant to the forbearance agreement, Lessor shall forbear from demanding payment in full and exercising its remedies under the Master Lease Agreement until June 3, 2018 (the “Expiration Date”). In the event of the occurrence of any event of default or other material default under the Master Lease Agreement or any non-compliance by the Lessee with any of the conditions set forth in the forbearance agreement, Lessor’s forbearance will be subject to earlier termination whereupon Lessor may accelerate any of the due and unpaid liabilities and exercise any and all remedies available under the Master Lease Agreement in its sole and absolute discretion.

Pursuant to the forbearance agreement, Lessee shall, among other things, (i) make the payments set forth in the forbearance agreement on or before the dates specified therein, totaling $173,375.76, (ii) be current on all rent due under Schedule 1 of the Master Lease Agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the Master Lease Agreement by May 30, 2018, (ii) reinstate or renew and continue in effect all insurance as required under the Master Lease Agreement at Lessee’s sole cost and expense, (iv) pay a forbearance fee to Lessor totaling $4,500, which shall not be due until termination of the Master Lease Agreement and (v) execute a surrender agreement with respect to the Lessee’s equipment, which will be held in escrow by Lessor and not deemed effective unless and until the earlier to occur of: (a) the Expiration Date, provided liabilities under Master Lease Agreement remain due but unpaid; (b) such time as Lessor accelerates due and unpaid liabilities pursuant to the term of the forbearance agreement and the Master Lease Agreement; or (c) a default occurs under the forbearance agreement or the Master Lease Agreement (each a “Triggering Event”).

Pursuant to the terms of the surrender agreement, upon the occurrence of a Triggering Event, Lessee will (i) immediately surrender possession, and will direct any third party in possession of any leased equipment to immediately surrender possession, of such leased equipment to the Lessor or, at Lessor’s direction, Lessor’s agent, in accordance with the terms of the Master Lease Agreement; and (ii) deliver to the Lessor or Lessor’s agent all accounting and other records pertaining to, and all writings evidencing the leased equipment or any portion thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Forbearance Agreement, dated April 18, 2018, between Utica Leaseco, LLC, 1847 Neese Inc., Neese, Inc. and Ellery W. Roberts
10.2	Surrender Agreement, dated April 18, 2018 by and between Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: April 24, 2018	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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